UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 19, 2015

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Corporate Bonus Plan

On February 19, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Tangoe, Inc. (the “Company”) established a 2015 Corporate Bonus Plan (the “Plan”) under which certain of the named executive officers of the Company will be eligible to receive compensation based on (i) the Company’s achievement of certain goals with respect to adjusted EBITDA (“EBITDA Goals”), as announced by the Company in its earnings releases, which will be calculated based on net income (loss) adjusted, in accordance with the Company’s historical practice, to exclude the impact of items not directly resulting from the Company’s core business, including, without limitation, interest income and expense, income tax provision (benefit), depreciation and amortization and stock-based compensation expense, (ii) the Company’s achievement of certain goals with respect to revenue (“Revenue Goals”), and (iii) the executive officer’s achievement of personal objectives to be established by the executive officer and the Company’s President and Chief Executive Officer, or in the case of the President and Chief Executive Officer, to be established by him and the Compensation Committee (“Individual Goals”).  For purposes of the Plan, the calculation of adjusted EBITDA will also exclude the effect of payment of the adjusted EBITDA-based portion of bonuses that are payable under the Plan.

The Plan provides for the payment of cash incentive bonuses on a quarterly basis for achievement of quarterly EBITDA Goals (“EBITDA Bonuses”), quarterly Revenue Goals (“Revenue Bonuses”), and progress toward achievement of Individual Goals (“Objectives Bonuses”).  EBITDA Bonuses, Revenue Bonuses and Objectives Bonuses are referred to in the aggregate as “Quarterly Bonuses.”  Under the Plan, EBITDA Bonuses and Revenue Bonuses each represent 40% of the maximum base amount for each participant and the Objectives Bonuses represent the other 20% of the maximum base amount.  Each Plan participant is eligible to receive Quarterly Bonuses up to respective maximum base amounts that are specified under the Plan for that participant.  In addition, under the Plan each participant is eligible to receive an annual bonus based on overachievement of annual EBITDA Goals and/or annual Revenue Goals, in a maximum amount of 25% of the aggregate quarterly EBITDA Bonuses across all four quarters for overachievement of EBITDA Goals and up to 25% of the aggregate quarterly Revenue Bonuses across all four quarters for overachievement of Revenue Goals (“Annual Overachievement Bonuses”).  Of the Company’s named executive officers:

•                  Albert R. Subbloie, Jr., the Company’s President and Chief Executive Officer, will be eligible to receive Quarterly Bonuses up to a maximum base amount of $450,000 in the aggregate for the year, and Annual Overachievement Bonuses in the amount of up to $45,000 based on adjusted EBITDA overachievement and up to $45,000 based on revenue overachievement.

•                  Gary R. Martino, the Company’s Chief Financial Officer, will be eligible to receive Quarterly Bonuses up to a maximum base amount of $200,000 in the aggregate for the year, and Annual Overachievement Bonuses in the amount of up to $20,000 based on adjusted EBITDA overachievement and up to $20,000 based on revenue overachievement.

•                  Scott E. Snyder, the Company’s Senior Vice President, Corporate Development & Global Financial Operations, will be eligible to receive Quarterly Bonuses up to a maximum base amount of $95,000 in the aggregate for the year, and Annual Overachievement

Bonuses in the amount of up to $9,500 based on adjusted EBITDA overachievement and up to $9,500 based on revenue overachievement.

Under the Plan, the Company’s President and Chief Executive Officer retains negative discretion to reduce by up to 50% any EBITDA Bonus, Revenue Bonus or Annual Overachievement Bonus eligible to be paid to a participant under the Plan, and the Board retains negative discretion to reduce by up to 50% any EBITDA Bonus, Revenue Bonus or Annual Overachievement Bonus eligible to be paid to the President and Chief Executive Officer.  In addition, the Board and the Compensation Committee hold discretion to reduce any Quarterly Bonus payable with respect to the fourth quarter, provided that such discretion may not be exercised so as to reduce a participant’s aggregate Quarterly Bonuses for the year to an amount that is less than 85% of the potential bonus amount payable to such participant under the Plan based on the achievement of goals under the Plan during the year (exclusive of any Annual Overachievement Bonuses ), after giving effect to any reduction of such bonuses by the Chief Executive Officer pursuant to the discretion described above with respect to 50% of any EBITDA Bonus or Revenue Bonus.

Bonus Arrangements for Chris Mezzatesta

On February 19, 2015, the Board determined that Chris Mezzatesta, the Company’s Chief Revenue Officer, would not participate in the Plan and instead that Mr. Mezzatesta would be eligible to receive bonus compensation with respect to 2015 through the provisions of an individual bonus or commission plan.  Under this plan, Mr. Mezzatesta would be eligible to receive quarterly bonuses in the aggregate amount of up to $260,000 for the year.  The amount of each quarterly bonus is to be determined by the Company’s President and Chief Executive Officer, based on his assessment of Mr. Mezzatesta’s performance during 2015, including with respect to aggregate annual recurring revenue, which the Company calculates as the aggregate annual value of recurring revenue customer contracts that it enters into during the period in question attributable to new sales bookings, recurring revenue increases quarter-over-quarter, and the Company’s sales organization’s general performance related to corporate objectives.

The specific goals and bonus targets for each metric are to be determined by the Company’s President and Chief Executive Officer.  The Board and Compensation Committee of the Board hold discretion to reduce Mr. Mezzatesta’s year-end bonus once he receives at least 85% of his potential bonus amount.

Bonus Arrangements for Charles D. Gamble

On February 19, 2015, the Board determined that Charles D. Gamble, the Company’s Senior Vice President, Customer Account Management, would not participate in the Plan and instead that Mr. Gamble would be eligible to receive bonus compensation with respect to 2015 through the provisions of an individual bonus or commission plan.  Under this plan, Mr. Gamble would be eligible to receive a bonus in the amount of up to $130,000.  The amount of each quarterly bonus is to be determined by our President and Chief Executive Officer, based on his assessment of Mr. Gamble’s performance during 2015, including with respect to existing customer renewals and bookings net of attrition, the achievement of certain goals for the timing and amount of revenue recognized on a quarter-by-quarter basis from customer renewals net of attrition, the achievement of certain goals with respect to the terms obtained by the Company with respect to customer renewals, and the Company’s account management group’s general performance related to corporate objectives.

The specific goals and bonus targets for each metric are to be determined by the Company’s President and Chief Executive Officer.  The Board and Compensation Committee hold discretion to reduce Mr. Gamble’s year-end bonus once he receives at least 85% of his potential bonus amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: February 25, 2015	By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer